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                                                                 EXHIBIT (11)(b)



                               CONSENT OF COUNSEL

THE GALAXY VIP FUND
(Money Market, Equity, Asset Allocation
and High Quality Bond Funds)

                 We hereby consent to the use of our name and to the references to our firm under the captions "Trustees and Officers" and "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 5 to the Registration Statement (No. 33-49290) on Form N-1A under the Securities Act of 1933, as amended, of The Galaxy VIP Fund (Money Market, Equity, Asset Allocation and High Quality Bond Funds). This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended and in consenting to the use of our name and the references to our Firm under such captions, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                    /s/Drinker Biddle & Reath
                                    ------------------------------
                                    DRINKER BIDDLE & REATH


Philadelphia, Pennsylvania
February 28, 1997